                                   EXHIBIT 99


MEDIA CONTACT:                             ANALYST CONTACT:
     John Fuller      (216) 689-8140           Vern Patterson     (216) 689-0520

WEB SITE:         www.Key.com

FOR IMMEDIATE RELEASE

                  KEYCORP REPORTS SECOND QUARTER 1999 EARNINGS
                  --------------------------------------------

- CORE REVENUE UP AN ANNUALIZED 17 PERCENT FROM THE PRIOR QUARTER; MORE THAN DOUBLE THE RATE OF INCREASE IN CORE NONINTEREST EXPENSE

-     EARNINGS PER SHARE UP 11 PERCENT FROM THE YEAR-AGO QUARTER

-     COMMERCIAL AND HOME EQUITY LOAN GROWTH CONTINUE TO BE STRONG

-     ASSET QUALITY REMAINS STABLE

         CLEVELAND, July 15, 1999 -- KeyCorp (NYSE: KEY) today reported second quarter earnings of $280 million, or $0.62 per diluted common share, up from $249 million, or $0.56, in the second quarter of 1998. This improvement represented an 11 percent increase in earnings per diluted common share from the year-ago quarter. For the first half of 1999, Key's earnings were $573 million, or $1.27 per common share, compared with $484 million, or $1.09, for the first six months of last year.

         "Second quarter results were strong," said Robert W. Gillespie, chairman and chief executive officer. "Our core revenue increased an annualized 17 percent from the previous quarter, far exceeding the 7 percent increase in core noninterest expense. All four of our major lines of business contributed to this strong performance. We have begun to realize improved earnings growth as a result of the initiatives undertaken earlier this year to strengthen the profitability of the retail banking unit within Key Community Bank. Revenue growth was boosted by the strong performance of our fee-generating businesses, particularly those in our Key Capital Partners units that continue to benefit from the acquisition of McDonald & Company. Continued strong demand for home equity loans and improving consumer credit have bolstered the earnings of Key Consumer Finance, while Key Corporate Capital's efforts have helped the Company achieve its ninth consecutive quarter of double-digit commercial loan growth. We are also pleased with the improvement in Key's net interest margin, in light of the efforts that we've made to improve loan pricing in our various lines of business.

KEYCORP REPORTS SECOND QUARTER 1999 EARNINGS
JULY 15, 1999
PAGE 2




         "Results for the quarter demonstrate significant progress in our drive to reshape the Company's revenue mix. Based on good growth in all major fee-based product categories -- including investment banking and capital markets, brokerage and asset management -- core noninterest income now accounts for 42 percent of Key's total revenue." Revenue from these businesses accounted for only 29 percent of Key's total revenue as recently as 1997.

         For the second quarter of 1999, Key's return on average equity was 18.2 percent (approximately 26.0 percent on a cash earnings basis), and its return on average total assets was 1.40 percent (approximately 1.55 percent on a cash earnings basis). This compares with 18.5 percent (approximately 25.1 percent on a cash earnings basis) and 1.35 percent (approximately 1.47 percent on a cash earnings basis), respectively, for the second quarter of last year. For the first six months of 1999, Key's returns on average equity and assets were 18.8 percent and 1.45 percent, respectively, compared with 18.4 percent and 1.34 percent for the first six months of 1998.

         Net interest income in the second quarter of 1999 totaled $697 million, up $12 million from the prior quarter and $31 million from the second quarter of last year. Compared with the prior quarter, net interest income rose by an annualized 7 percent, reflecting increases in both average earning assets and the net interest margin. The increase from the second quarter of 1998 reflected an 8 percent increase in average earning assets (primarily commercial loans) to $70.9 billion, which more than offset a 13 basis point reduction in the net interest margin.

         Noninterest income for the second quarter of 1999 was $526 million, significantly higher than the $380 million of a year ago. Strong increases in income from investment banking and capital markets (up $50 million), insurance and brokerage (up $35 million) and trust and asset management (up $30 million) reflected the impact of the October 1998 acquisition of McDonald.

         Core revenue, defined as net interest income plus noninterest income (excluding certain nonrecurring gains), rose by $48 million, or an annualized 17 percent, from the first quarter of 1999. Nonrecurring gains were comprised of $15 million from the second quarter sale of Key's interest in Concord EFS, Inc. and $134 million from the sale of Key's interest in Electronic Payment Services, Inc. in the previous quarter.

         Noninterest expense totaled $717 million for the second quarter of 1999, compared with $602 million in the year-ago quarter. The increase came largely from the impact of the McDonald acquisition and higher personnel costs that reflected the effect of various incentive programs, as well as merit increases that took effect on April 1, 1999, for the vast majority of Key's workforce. Included in first quarter 1999 results was a $20 million special contribution to Key's charitable foundation, as well

KEYCORP REPORTS SECOND QUARTER 1999 EARNINGS
JULY 15, 1999
PAGE 3




as $27 million of other nonrecurring charges. A related, additional contribution of $3 million was made during the second quarter. Excluding these noncore charges, noninterest expense for the second quarter increased by $13 million, or an annualized 7 percent, from the first quarter of 1999.

         The provision for loan losses was $76 million for the second quarter of 1999 and equal to the level of net charge-offs. The provision was $35 million lower than that reported in the prior quarter and $4 million higher than that reported for the second quarter of last year. Net loan charge-offs were 0.49 percent of average loans outstanding for the quarter, compared with 0.53 percent for the prior quarter and 0.51 percent for the year-ago quarter. Key's nonperforming assets ended the second quarter at $412 million, or 0.66 percent of loans plus other real estate owned and other nonperforming assets, compared with $404 million, or 0.65 percent, at December 31, 1998.

         Key's capital ratios continue to exceed all "well-capitalized" benchmarks. At June 30, 1999, Key's estimated Tier 1 and total risk-adjusted capital ratios were 7.39 percent and 11.60 percent, respectively; the estimated leverage ratio was 7.41 percent. The tangible equity to tangible assets ratio was 5.95 percent as of June 30, 1999, compared with 5.86 percent last quarter and 5.91 percent a year earlier. The improvement from the prior quarter reflected Key's second quarter 1999 retained net income, offset in part by Key's repurchase of 851,200 of its common shares during the same period.


--------------------------------------------------------------------------------
This news release contains forward-looking statements that are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: sharp and/or rapid changes in interest rates; significant changes in the economy which could materially change anticipated credit quality trends and the ability to generate loans; failure of the capital markets to function consistent with customary levels; significant delay in or inability to execute strategic initiatives designed to grow revenues and/or manage expenses; consummation of significant business combinations or divestitures; unforeseen business risks related to Year 2000 computer systems issues; and significant changes in accounting, tax, or regulatory practices or requirements.
--------------------------------------------------------------------------------

                                      # # #

KEYCORP REPORTS SECOND QUARTER 1999 EARNINGS
JULY 15, 1999
PAGE 4
                              FINANCIAL HIGHLIGHTS
                 (dollars in millions, except per share amounts)


                                                                             THREE MONTHS ENDED
                                                            ---------------------------------------------------
                                                              6-30-99             3-31-99            6-30-98
                                                            ------------      --------------      -------------
SUMMARY OF OPERATIONS
    Net interest income (TE)                                    $   704            $   693            $   675
    Provision for loan losses                                        76                111                 72
    Noninterest income                                              526                609                380
    Noninterest expense                                             717                748                602
    Net income                                                      280                293                249

PER COMMON SHARE
    Net income                                                  $   .63            $   .65            $   .57
    Net income - assuming dilution                                  .62                .65                .56
    Cash dividends                                                  .26                .26               .235
    Book value at period end                                      13.90              13.63              12.55
    Market price at period end                                    32.13              30.31              35.63

AT PERIOD END
    Full-time equivalent employees                               25,758             25,650             24,711
    Full-service banking offices                                    965                969                962

PERFORMANCE RATIOS
    Return on average total assets                                 1.40%              1.49%              1.35%
    Return on average equity                                      18.16              19.48              18.47
    Efficiency 1                                                  59.26              60.22              59.02
    Overhead 2                                                    29.97              33.19              38.07
    Net interest margin (TE)                                       3.97               3.95               4.10

CAPITAL RATIOS AT PERIOD END
    Equity to assets                                               7.71%              7.63%              7.29%
    Tangible equity to tangible assets                             5.95               5.86               5.91
    Tier 1 risk-adjusted capital 3                                 7.39               7.44               7.15
    Total risk-adjusted capital 3                                 11.60              11.92              11.86
    Leverage 3                                                     7.41               7.21               7.04

ASSET QUALITY
    Net loan charge-offs                                        $    76            $    81            $    72
    Net loan charge-offs to average loans                           .49%               .53%               .51%
    Allowance for loan losses                                   $   930            $   930            $   900
    Allowance for loan losses to period end loans                  1.50%              1.52%              1.56%
    Allowance for loan losses to nonperforming loans             247.34             235.44             240.64
    Nonperforming loans at period end                           $   376            $   395            $   374
    Nonperforming assets at period end                              412                430                417
    Nonperforming loans to period end loans                         .61%               .65%               .65%
    Nonperforming assets to period end loans plus
        OREO and other nonperforming assets                         .66                .70                .72

KEYCORP REPORTS SECOND QUARTER 1999 EARNINGS
JULY 15, 1999
PAGE 5

                              FINANCIAL HIGHLIGHTS
                 (dollars in millions, except per share amounts)


                                                      SIX MONTHS ENDED
                                               ---------------------------------
                                                  6-30-99            6-30-98
                                               -------------      --------------

SUMMARY OF OPERATIONS
    Net interest income (TE)                        $1,397            $1,334
    Provision for loan losses                          187               149
    Noninterest income                               1,135               736
    Noninterest expense                              1,465             1,188
    Net income                                         573               484

PER COMMON SHARE
    Net income                                      $ 1.28            $ 1.10
    Net income - assuming dilution                    1.27              1.09
    Cash dividends                                     .52               .47

PERFORMANCE RATIOS
    Return on average total assets                    1.45%             1.34%
    Return on average equity                         18.81             18.36
    Efficiency 1                                     59.73             58.61
    Overhead 2                                       31.57             37.11
    Net interest margin (TE)                          3.96              4.12

ASSET QUALITY
    Net loan charge-offs                            $  157            $  149
    Net loan charge-offs to average loans              .51%              .54%



 1 Calculated as noninterest expense (excluding certain nonrecurring charges) divided by taxable-equivalent net interest income plus noninterest income (excluding net securities transactions and gains from certain divestitures).

 2 Calculated as noninterest expense (excluding certain nonrecurring charges) less noninterest income (excluding net securities transactions and gains from certain divestitures) divided by taxable-equivalent net interest income.

 3  6-30-99 ratio is estimated.


TE = Taxable Equivalent

KEYCORP REPORTS SECOND QUARTER 1999 EARNINGS
JULY 15, 1999
PAGE 6

                           CONSOLIDATED BALANCE SHEETS
                              (dollars in millions)


                                                        6-30-99           3-31-99            6-30-98
                                                      -----------       -----------       -----------
ASSETS
    Loans                                               $ 61,971          $ 61,045          $ 57,769
    Investment securities                                    967             1,005             1,038
    Securities available for sale                          6,404             6,778             6,482
    Short-term investments                                 1,755             1,630             1,652
                                                        --------          --------          --------
        Total earning assets                              71,097            70,458            66,941
    Allowance for loan losses                               (930)             (930)             (900)
    Cash and due from banks                                3,060             2,981             3,050
    Premises and equipment                                   846               863               894
    Goodwill                                               1,446             1,435             1,028
    Other intangible assets                                   68                72                88
    Corporate owned life insurance                         2,056             2,032             1,945
    Other assets                                           3,246             3,081             2,732
                                                        --------          --------          --------
        TOTAL ASSETS                                    $ 80,889          $ 79,992          $ 75,778
                                                        ========          ========          ========



LIABILITIES
    Deposits in domestic offices:
        Noninterest-bearing                             $  9,058          $  8,601          $  8,967
        Interest-bearing                                  31,948            32,555            31,262
    Deposits in foreign office-interest-bearing            2,010               167             1,565
                                                        --------          --------          --------
        Total deposits                                    43,016            41,323            41,794
    Federal funds purchased and securities
        sold under repurchase agreements                   4,727             4,336             6,828
    Bank notes and other short-term borrowings             7,344             8,242             7,855
    Other liabilities                                      3,405             3,285             2,583
    Long-term debt                                        15,168            15,457            10,196
    Capital securities of subsidiary trusts                  994             1,244               997
                                                        --------          --------          --------
        TOTAL LIABILITIES                                 74,654            73,887            70,253


SHAREHOLDERS' EQUITY                                       6,235             6,105             5,525


                                                        --------          --------          --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY              $ 80,889          $ 79,992          $ 75,778
                                                        ========          ========          ========

Common Shares outstanding (000)                          448,641           447,822           440,352

KEYCORP REPORTS SECOND QUARTER 1999 EARNINGS
JULY 15, 1999
PAGE 7
                        CONSOLIDATED STATEMENTS OF INCOME
                 (dollars in millions, except per share amounts)


                                                                     THREE MONTHS ENDED                       SIX MONTHS ENDED
                                                         ----------------------------------------        ------------------------
                                                          6-30-99        3-31-99          6-30-98         6-30-99         6-30-98
                                                         --------        --------        --------        --------        --------
INTEREST INCOME                                           $ 1,392         $ 1,381         $ 1,372         $ 2,773         $ 2,699

INTEREST EXPENSE                                              695             696             706           1,391           1,383

                                                         --------        --------        --------        --------        --------
NET INTEREST INCOME                                           697             685             666           1,382           1,316
Provision for loan losses                                      76             111              72             187             149
                                                         --------        --------        --------        --------        --------

                                                              621             574             594           1,195           1,167

NONINTEREST INCOME
    Trust and asset management income                         110             106              80             216             157
    Service charges on deposit accounts                        82              81              75             163             153
    Investment banking and capital markets income             100              66              50             166              97
    Insurance and brokerage income                             59              57              24             116              46
    Corporate owned life insurance income                      27              24              24              51              47
    Credit card fees                                           21              10              17              31              32
    Net loan securitization gains                              18              32              --              50              --
    Net securities gains                                       20               4               2              24               4
    Gains from branch divestitures                             --              --              33              --              39
    Other income                                               89             229              75             318             161
                                                         --------        --------        --------        --------        --------
        Total noninterest income                              526             609             380           1,135             736

NONINTEREST EXPENSE
    Personnel                                                 383             372             302             755             596
    Net occupancy                                              58              59              56             117             112
    Equipment                                                  49              56              45             105              88
    Computer processing                                        59              54              41             113              81
    Marketing                                                  24              25              28              49              56
    Amortization of intangibles                                26              28              22              54              45
    Professional fees                                          17              15              15              32              32
    Other expense                                             101             139              93             240             178
                                                         --------        --------        --------        --------        --------
        Total noninterest expense                             717             748             602           1,465           1,188
                                                         --------        --------        --------        --------        --------

INCOME BEFORE INCOME TAXES                                    430             435             372             865             715
    Income taxes                                              150             142             123             292             231
                                                         --------        --------        --------        --------        --------
NET INCOME                                                $   280         $   293         $   249         $   573         $   484
                                                         ========        ========        ========        ========        ========

Net income per Common Share                               $   .63         $   .65         $   .57         $  1.28         $  1.10
Net income per Common Share - assuming dilution               .62             .65             .56            1.27            1.09

Wtd. avg. Common Shares (000)                             448,037         449,520         440,092         448,774         439,345
Wtd. avg. Common Shares and potential
    Common Shares (000)                                   452,733         454,197         446,568         453,461         445,707

Taxable-equivalent adjustment                             $     7         $     8         $     9         $    15         $    18

KEYCORP REPORTS SECOND QUARTER 1999 EARNINGS
JULY 15, 1999
PAGE 8
                       CONSOLIDATED AVERAGE BALANCE SHEETS
                                  (in millions)


                                                                  THREE MONTHS ENDED                           SIX MONTHS ENDED
                                                    -----------------------------------------------      ---------------------------
                                                       6-30-99          3-31-99          6-30-98          6-30-99           6-30-98
                                                    -------------     ------------     ------------      ----------       ----------
ASSETS
    Loans                                              $ 61,604         $ 61,693         $ 56,441         $ 61,648         $ 55,200
    Investment securities                                   984              990            1,141              987            1,168
    Securities available for sale                         6,575            6,004            6,765            6,291            7,109
    Short-term investments                                1,725            1,975            1,422            1,849            1,387
                                                       --------         --------         --------         --------         --------
        Total earning assets                             70,888           70,662           65,769           70,775           64,864
    Allowance for loan losses                              (919)            (888)            (888)            (904)            (888)
    Cash and due from banks                               2,571            2,613            2,574            2,592            2,597
    Other assets                                          7,485            7,471            6,611            7,479            6,526
                                                       --------         --------         --------         --------         --------
        TOTAL ASSETS                                   $ 80,025         $ 79,858         $ 74,066         $ 79,942         $ 73,099
                                                       ========         ========         ========         ========         ========

LIABILITIES
    Deposits in domestic offices:
        Noninterest-bearing                            $  8,438         $  8,495         $  8,328         $  8,466         $  8,368
        Interest-bearing                                 32,247           32,109           31,928           32,179           31,954
    Deposits in foreign office-interest-bearing           1,096              509            1,095              804            1,170
                                                       --------         --------         --------         --------         --------
        Total deposits                                   41,781           41,113           41,351           41,449           41,492
    Federal funds purchased and securities
        sold under repurchase agreements                  5,479            5,077            6,773            5,279            6,944
    Bank notes and other short-term borrowings            6,786            9,208            7,710            7,991            7,199
    Other liabilities                                     3,264            3,188            2,547            3,226            2,469
    Long-term debt                                       15,368           14,133            9,511           14,754            8,922
    Capital securities of subsidiary trusts               1,162            1,039              766            1,100              758
                                                       --------         --------         --------         --------         --------
        TOTAL LIABILITIES                                73,840           73,758           68,658           73,799           67,784


SHAREHOLDERS' EQUITY                                      6,185            6,100            5,408            6,143            5,315


                                                       --------         --------         --------         --------         --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY             $ 80,025         $ 79,858         $ 74,066         $ 79,942         $ 73,099
                                                       ========         ========         ========         ========         ========